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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 25, 1999 (February 16, 2000 as to Note 9) relating to the financial statements of iGeniSys, Inc. and subsidiary as of March 31, 1999 and 1998, and for the year ended March 31, 1999 and the period from May 1, 1997 (inception) to March 31, 1998; and to the reference to our Firm under the caption "Experts" in the Prospectus.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado

April 28, 2000